Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), dated as of September 10, 2025, is entered into between Forward Industries, Inc., a New York corporation (the “Company”) and Michael Pruitt (the “Executive”).

RECITALS:

WHEREAS, the Company desires to employ the Executive pursuant to the terms and conditions and for the consideration set forth in this Agreement, and the Executive desires to be employed by the Company pursuant to such terms and conditions and for such consideration. In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

1. EMPLOYMENT TERM.

The term of employment hereunder (the “Term”) shall commence on the date hereof and shall continue for six months thereafter, unless earlier terminated in accordance with the terms of this Agreement. Upon expiration of the initial Term, this Agreement shall automatically terminate unless the parties mutually agree in writing to extend or renew the Term.

2. EMPLOYMENT DUTIES

The Company hereby employs the Executive as its Chief Executive Officer for the Term of this Agreement, and the Executive hereby accepts such employment. In such position, the Executive shall have such duties, authority, and responsibilities customarily associated with the position of Chief Executive Officer of a publicly-traded company. The Executive's position may be changed by the Board at any time (including a demotion) with no decrease in Salary. The Executive acknowledges that any such change in his position or duties will not be deemed Good Reason (as defined below).

3. COMPENSATION

(a) Salary. The Executive shall be entitled to receive for all services rendered by the Executive in any and all capacities in connection with the Executive’s employment hereunder a salary (“Salary”) at the rate of $30,000 per month, payable in equal installments in accordance with the prevailing practices of the Company (but not less frequently than monthly). The Compensation Committee shall have the authority to pay the Executive a discretionary bonus from time to time based upon the Executive’s and the Company’s performance.

(b) Expenses. The Executive will be reimbursed for all reasonable and necessary expenses incurred by the Executive in carrying out the duties contemplated under this Agreement, in accordance with Company practices and procedures in effect from time to time, as such practices may be changed from time to time by the Board.

(c) Withholding. All payments required to be made by the Company hereunder to the Executive shall be subject to the withholding of authorized deductions and such amounts relating to taxes and other governmental assessments as the Company may reasonably determine it should withhold pursuant to any applicable law, rule or regulation.

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(d) 409A. The intent of the parties is that payments and benefits under this Agreement comply with, or be exempt from, Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively “Code Section 409A”) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.

(i) A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment that are considered “nonqualified deferred compensation” under Code Section 409A unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” If the Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment that is considered non-qualified deferred compensation under Code Section 409A payable on account of a “separation from service,” such payment or benefit shall be made or provided at the date which is the earlier of (A) the expiration of the six month period measured from the date of such “separation from service” of the Executive, and (B) thirty (30) days from the date of the Executive’s death.

(ii) With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Code Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that this foregoing clause (ii) shall not be violated without regard to expenses reimbursed under any arrangement covered by Internal Revenue Code Section 105(b) solely because such expenses are subject to a limit related to the period the arrangement is in effect and (iii) such payments shall be made on or before the last day of the Executive’s taxable year following the taxable year in which the expense occurred.

(iii) For purposes of Code Section 409A, the Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “within 60 days following the date of termination”), the actual date of payment within the specified period shall be within the sole discretion of the Company.

(e) Clawback Provisions. Notwithstanding any other provisions in this Agreement to the contrary, any incentive-based compensation, or any other compensation, paid to the Executive pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

4. TERMINATION BY THE COMPANY FOR CAUSE

(a) The Board may, by written notice given at any time during the Term, terminate the employment of the Executive for Cause, as determined by the Board. For purposes of this Agreement, “Cause” shall mean the Executive’s:

(i) willful misconduct in connection with the performance of any of the Executive’s duties or services hereunder, which shall mean conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise, including without limitation (1) misappropriation or improper diversion of funds, rights or property of the Company or any Subsidiary, or (2) securing or attempting to secure personally (including for the benefit of any family member, or person sharing the same household, or any entity (corporate, partnership, unincorporated association, proprietorship, limited liability company, trust, or otherwise) in which the Executive has any economic or beneficial interest) any profit or benefit in connection with any transaction entered into on behalf of the Company or any Subsidiary unless the transaction benefiting the entity has been approved by the Board upon the basis of full disclosure of such benefit, or (3) material breach of (x) any provision of this Agreement or (y) the Company’s Insider Trading Policy or Code of Business Conduct and Ethics or other material policy or procedure of the Company or any Subsidiary, as in effect from time to time, or (4) any other action in violation of the Executive’s fiduciary duty owed to the Company or any Subsidiary or the Executive’s acting in a manner adverse to the interests of the Company or any Subsidiary and for his own pecuniary benefit or that of a family member (or member of his household) or any entity (as described in clause (i)(2) of Section 4(a) above) in which he or any such person has an economic or beneficial interest or (5) the Executive’s failure to cooperate, if requested by the Board, with any investigation or inquiry into his or the Company’s or any Subsidiary’s business practices, whether internal or external.

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(ii) willful failure, neglect or refusal to perform his duties or services under this Agreement, which failure, neglect or refusal shall continue for a period of 15 days after written notice thereof shall have been given to the Executive by or on behalf of the Board; and/or

(iii) commission of, conviction of, or nolo contendere or guilty plea in connection with, a felony or a crime of moral turpitude.

(b) Termination for Cause under paragraph (a) of this Section 4 shall be effective immediately upon the giving of such written notice. For purposes of this Agreement, an act or failure to act on the Executive’s part shall be considered “willful” if it was done or omitted to be done by him not in good faith.

(c) Upon termination of employment by the Company for Cause, the Executive shall be entitled to receive, and his sole remedies under this Agreement shall be:

(i) any earned and unpaid Salary accrued through the date of termination for Cause, payable in a lump sum not later than 15 days following the Executive’s termination of employment;

(ii) intentionally omitted;

(iii) any unpaid benefits accrued through the day immediately prior to the date of termination that may be due the Executive under any employee benefit plans or programs of the Company, payable in accordance with the terms of such plans or programs, together with any documented, unreimbursed business expenses, payable in accordance with Company policies; and

(iv) any stock options, grants of common stock, restricted share grants or other benefits under any of the Company’s compensation plans may not be exercised or obtained on or after the effective date of termination and shall be forfeited for no consideration.

(d) Termination of the Executive’s employment under this Section 4 shall be in addition to and not exclusive of any other rights and remedies that the Company has or may have relating to the Executive with respect to the facts and circumstances pertaining to such termination.

5. TERMINATION BY THE EXECUTIVE FOR GOOD REASON OR TERMINATION WITHOUT CAUSE

(a) In the event the Executive terminates his employment under this Agreement for Good Reason (as hereinafter defined), or in the event the Executive’s employment is terminated without Cause, which termination shall be effective as of the date specified by the Company in written notice delivered to the Executive not fewer than 15 days prior to the date of termination) other than due to death or Disability (as hereinafter defined), the Executive shall be entitled to receive, and his sole remedies under this Agreement shall be:

(i) any earned and unpaid Salary accrued through the date of termination, payable in a lump sum not later than 15 days following the Executive’s termination of employment;

(ii) Salary, at the annualized rate in effect on the date of termination of the Executive’s employment (or, in the event a reduction in Salary is a basis for termination for Good Reason, then the Salary in effect immediately prior to such reduction), equal to the amount of Salary payable for a period of three months payable in a lump sum not later than 15 days following the date of termination;

(iii) intentionally omitted;

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(iv) any unpaid benefits accrued through the day immediately prior to the date of termination that may be due the Executive under any employee benefit plans or programs of the Company, payable in accordance with the terms of such plans or programs, together with any documented, unreimbursed business expenses, payable in accordance with Company policies; and

(v) any stock options, grants of Common Stock, restricted share grants or other benefits under any of the Company’s compensation plans shall become fully vested upon termination and may be exercised (in the case of options) or delivered (in the case of restricted stock) in accordance with the terms of such plans and any applicable plan award agreements with the Executive.

(b) Termination by the Executive for Good Reason shall be effected by his giving prior written notice to the Company, in which case this Agreement shall terminate on the date specified in such notice; provided, however, that the circumstances or event asserted as the basis for termination for Good Reason must have occurred no later than 40 days before such notice, and provided, that such notice shall specify (i) in reasonable detail the circumstances or event asserted as the basis for termination for Good Reason, and (ii) a date of termination that shall be at least 30 days after the date of delivery of such notice; and provided, further, that the Company shall have the right during such 30 day period to remedy the circumstances or event giving rise to the notice of termination for Good Reason prior to the date specified in such notice, in which case no right of termination or other right shall exist.

(c) For purposes of this Agreement, the term “Good Reason” shall mean: a decrease in Salary; any failure by the Company to perform any material obligation under, or its breach of a material provision of, this Agreement; or pursuant to Section 11(b) of this Agreement, failure of any Successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent as the Company would have had there been no Successor.

6. TERMINATION FOR DEATH OR DISABILITY

(a) The Executive’s employment shall terminate immediately upon his death or Disability (as hereinafter defined). Upon such termination, the Executive, his estate, or his beneficiaries, as the case may be, shall be entitled to receive, and their sole remedies under this Agreement shall be:

(i) subject to Section 6(b), any earned and unpaid Salary accrued through the date of termination, payable in a lump sum not later than 15 days following the Executive’s termination of employment;

(ii) intentionally omitted;

(iii) any unpaid benefits accrued through the date of termination that may be due the Executive under any employee benefit plans or programs of the Company, payable in accordance with the terms of such plans or programs, together with any documented, unreimbursed business expenses, payable in accordance with Company policies; and

(iv) any stock options, grants of Common Stock, restricted share grants or other benefits under any of the Company’s compensation plans that were vested as of 5:00 PM New York time on the date immediately prior to the date of termination, may be exercised (in the case of options) or delivered (in the case of restricted stock) in accordance with the terms of such plans and any applicable plan award agreements with the Executive.

(b) For purposes of this Agreement, the term “Disability” shall mean any disability, illness, or other incapacity that prevents the Executive from performing the essential functions of his position as contemplated by Section 2, with or without reasonable accommodation (as defined under the Americans with Disabilities Act), for 90 or more consecutive days, or for an aggregate of 120 days in any consecutive 12-month period. In such event, the Company shall have the right to terminate this Agreement upon 10 days’ prior written notice to the Executive. During the period of any such disability, illness, or incapacity, (i) the obligation of the Company to pay Salary to the Executive pursuant to Section 3 shall be reduced to the extent of any amount received by the Executive pursuant to any disability insurance policy maintained and paid for by the Company, and (ii) no bonus compensation or other employee benefits shall accrue or be earned or count toward proration. Termination under this Section shall not prejudice any rights of the Executive under disability policies, if any, being maintained by the Company for the Executive under the terms of this Agreement.

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7. TERMINATION UPON EXPIRATION OF THE TERM

(a) The Executive’s employment shall terminate upon the expiration of the Term. Upon such termination, the Executive shall be entitled to receive, and his sole remedies under this Agreement shall be:

(i) any earned and unpaid Salary accrued through the date of termination, payable in a lump sum not later than the next regular payroll date following the Executive’s termination of employment, but in no event later than the time period required under New York labor laws;

(ii) intentionally omitted;

(iii) any unpaid benefits accrued through the date of termination that may be due the Executive under any employee benefit plans or programs of the Company, payable in accordance with the terms of such plans or programs, together with any documented, unreimbursed business expenses, payable in accordance with Company policies; and

(iv) any stock options, grants of Common Stock, restricted share grants or other benefits under any of the Company’s compensation plans that were vested as of 5:00 PM New York time on the date of termination, may be exercised (in the case of options) or delivered (in the case of restricted stock) in accordance with the terms of such plans and any applicable plan award agreements with the Executive.

8. OBLIGATIONS UPON TERMINATION, ETC.

(a) Upon the termination of employment for any reason hereunder, all provisions of this Agreement shall terminate except for Sections 8, 9, 10, 11 and 12 of this Agreement, the terms of which shall survive such termination, and the Company shall have no further obligation to the Executive hereunder, except as herein and therein expressly provided. The Company shall comply with the terms of settlement of all deferred compensation arrangements to which the Executive is a party in accordance with his duly executed deferral election forms and plan provisions.

(b) In the event of a termination of employment by the Executive on his own initiative during the Term by delivery of written notice of such resignation 10 business days in advance, other than due to Disability or termination for Good Reason, the Executive shall have the same entitlements as provided in Section 4, Termination by the Company for Cause.

9. COVENANTS

(a) The Executive, on the one hand, and the Company on the other hand, agree that they will not, directly or indirectly, make disparaging remarks about the other party, including any of its Subsidiaries, or their owners, officers, directors or employees, in their individual and representative capacities, or the Company Business. The parties will not, directly or indirectly, issue or cooperate with issuance of any article, memorandum, release, interview, publicity, or statement, whether oral or written of any kind, to the public, the press or the media, which in any way concerns, in a disparaging, offensive, or prejudicial manner, the other party. “Disparaging remarks” when used in this Agreement shall mean the publication of matter that is knowingly untrue and materially adversely affects the subject’s reputation, image or goodwill. This Section will not be construed to prevent the parties from complying with any lawfully served and binding subpoena, provided however, that the party forwards a copy of said subpoena(s) to the other party within 24 hours of receipt of the same, unless expressly prohibited by law from doing so.

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(b) Upon the expiration or termination of this Agreement for any reason, the Executive shall promptly deliver to the Company all documents, papers and records in his possession relating to the business or affairs of the Company or any Subsidiary and that he obtained or received in his capacity as an employee or officer of the Company or any Subsidiary or Affiliate and any other Company or Subsidiary property or equipment in his possession or control.

(c) The Executive agrees that the Executive will cooperate with the Company, its Subsidiaries, and each of their respective attorneys or other legal representatives (“Company attorneys”) in connection with any claim, litigation, or judicial or arbitration proceeding which is now pending or may hereinafter be brought against the Company or any of its Subsidiaries by any third party. The Executive’s duty of cooperation shall include, but not be limited to (i) meeting with Company attorneys by telephone or in person, at mutually convenient times and places, in order to state truthfully the Executive’s knowledge of matters at issue and recollection of events; (ii) appearance by the Executive as a witness at depositions or trials, without necessity of a subpoena, in order to state truthfully the Executive’s knowledge of matters at issues; and (iii) signing, upon the request of Company attorneys, declaration or affidavits that truthfully state matters of which the Executive has knowledge. The Company shall reimburse the Executive for the Executive’s actual and reasonable travel expenses which have been approved by the Company in writing in advance of the Executive incurring them in complying with the Executive’s obligations pursuant to this Section.

(d) In the event that either party shall violate or be in violation of any provision of this Section 9 (which provisions the parties hereby acknowledge are reasonable and equitable), the Company may seek injunctive relief and/or monetary damages as appropriate under New York law. The parties agree that any restrictive covenants found to be overbroad may be modified and enforced to the maximum extent permitted under New York law through blue penciling. Any breach shall not automatically forfeit Executive’s right to receive earned compensation or vested benefits.

(e) Nothing contained in this Agreement shall be construed to prevent the Executive from reporting any act or failure to act to the Securities and Exchange Commission or other governmental body or prevent the Employee from obtaining a fee as a “whistleblower” under Rule 21F-17(a) under the Securities and Exchange Act of 1934 or other rules or regulations implemented under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act.

10. SEVERABILITY

The Executive acknowledges and agrees that the provisions of Section 9 hereof constitute independent, separable and severable covenants, for which the Executive is receiving consideration, which shall survive the termination of employment, and which shall be enforceable by the Company notwithstanding any rights or remedies the Company may have under any other provision hereof.

11. MISCELLANEOUS

(a) Entire Agreement; Amendment. This Agreement constitutes the entire employment agreement between the parties and may not be modified, amended or terminated (other than pursuant to the terms hereof) except by a written instrument executed by the parties hereto. All other agreements, written or oral, between the parties pertaining to the employment or remuneration of the Executive not specifically contemplated hereby or incorporated or merged herein are hereby terminated and shall be of no further force or effect.

(b) Assignment; Successors. This Agreement is personal to the Executive and may not be assigned without the Executive's written consent, except that the Executive may assign their rights to receive any payments or benefits under this Agreement. Except as provided below, this Agreement may be assigned by the Company at any time, upon delivery of written notice to the Executive, to any successor to the business of the Company, or to any Subsidiary. In the event that another corporation or other business entity becomes a Successor of the Company, then this Agreement may not be assigned to such Successor unless the Successor shall assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if there had been no Successor. The term “Successor” as used herein shall mean any corporation or other business entity that succeeds to substantially all of the assets or conducts the business of the Company, whether directly or indirectly, by purchase, merger, consolidation or otherwise. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

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(c) Waivers. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature. The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not operate or be construed as a waiver of the right to insist upon strict adherence to that term or any other term of this Agreement on that or any other occasion.

(d) Provisions Overly Broad. In the event that any term or provision of this Agreement shall be deemed by a court of competent jurisdiction to be overly broad in scope, duration or area of applicability, the court considering the same may modify such term or provision to limit such scope, duration or area, or all of them, to the extent necessary to make such term or provision enforceable while maintaining the original intent of the parties to the greatest extent possible. Subject to the foregoing sentence, in the event that any provision of this Agreement shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement.

(e) Notices. Any notice permitted or required hereunder shall be in writing and shall be deemed to have been given (i) on the date of personal delivery, (ii) three business days after being sent by certified mail, postage prepaid, return receipt requested, (iii) one business day after being sent by documented overnight courier service, or (iv) on the date of confirmed receipt if sent by email, provided that a copy is also sent by one of the methods described in clauses (ii) or (iii) above.

If to the Executive to: Email: mp@avenelfinancial.com

If to the Company to: The Company’s then corporate headquarters Email: _______________

(f) Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in New York without regard to conflict of law principles thereof.

(g) Survival. All obligations of the Company to the Executive and the Executive to the Company shall terminate upon the termination of this Agreement, except as expressly provided herein. The provisions of Sections 8, 9, 10, 11 and 12 shall survive termination of this Agreement.

(h) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and each party may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. Facsimile or electronic copies of this Agreement shall be of the same force and effect as the original.

(i) Representation. The Executive represents and warrants to the Company, and the Executive acknowledges that the Company has relied on such representations and warranties in offering to employ the Executive, that neither the Executive’s duties as an employee of the Company nor his performance of this Agreement will breach any other agreement to which the Executive is a party, including without limitation, any agreement limiting the use or disclosure of any information acquired by the Executive prior to his employment by the Company. In addition, the Executive represents and warrants and acknowledges that the Company has relied on such representations and warranties in employing the Executive that he has not entered into, and will not enter into, any agreement, either oral or written, in conflict herewith. If it is finally determined by a court of competent jurisdiction that the Executive has materially breached any of the representations set forth herein, and such breach remains uncured 30 days after written notice from the Company describing the breach in reasonable detail, such breach shall constitute "Cause" for termination under this Agreement.

12. Indemnification and Liability Insurance. The Company shall indemnify the Executive to the fullest extent permitted by the Company’s then state of incorporation and shall maintain directors’ and officers’ liability insurance coverage for the Executive during the Term and for six years thereafter with coverage terms and amounts no less favorable than those provided to other officers and directors. The Company's obligations under this section shall survive any termination of this Agreement. Such indemnification shall include advancement of expenses to the fullest extent permitted by law.

Signature Page Immediately Follows

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IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

THE EXECUTIVE

/s/ Michael Pruitt
Michael Pruitt

FORWARD INDUSTRIES, INC.

By: /s/ Kathleen Weisberg
Name: Kathleen Weisberg
Title: Chief Financial Officer

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